Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Element92 Resources Corp. on Form 10-Q for the quarter ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Geoffrey Armstrong, President, CEO and CFO of the Company, and, Daniel S. Mckinney, Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best our knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

s/ Geoffrey Armstrong Geoffrey Armstrong President, Chief Executive Officer, Chief Financial Officer.	Dated: November 12, 2008